UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On April 28, 2005, ImmunoGen, Inc. (Nasdaq: IMGN) Issued a press release to announce that Genentech (NYSE: DNA) has licensed exclusive rights to use ImmunoGen’s Tumor-Activated Prodrug (TAP) technology with therapeutic antibodies to an undisclosed target. This license is in addition to the existing agreement between the companies that grants Genentech exclusive rights to use ImmunoGen’s technology with therapeutic antibodies to HER2.

Pursuant to the terms of May 2, 2000, ImmunoGen/Genentech Collaborative Agreement, which grants Genentech certain rights to test ImmunoGen's TAP technology with Genentech's therapeutic antibodies to specific targets, Genentech must take a new license for each target in order to use ImmunoGen's technology to develop products with therapeutic antibodies to that target.  Pursuant to the terms of the license, ImmunoGen receives $1 million license fee, is entitled to receive milestone payments and is entitled to royalties on the sales of any resulting products.

                A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

ITEM 9.01. — FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated April 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: April 28, 2005	/s/ Karleen M. Oberton

Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting and Financial Officer)